Exhibit 99.1

ThermoGenesis Holdings Announces Third Quarter 2023 Financial Results and Provides Corporate Update

Conference Call to be Held Today at 1:30 p.m. PT/4:30 p.m. ET

RANCHO CORDOVA, Calif., November 13, 2023 -- ThermoGenesis Holdings, Inc. (Nasdaq: THMO), a market leader in automated cell processing tools and services in the cell and gene therapy field, today reported financial and operating results for the third quarter ended September 30, 2023, and provided a corporate business update.

“In October, we were pleased to have completed the build-out of our 35,500+ square foot, state-of-the-art facility in Sacramento, which represents the cornerstone of our planned business expansion into a high performance, integrated contract development and manufacturing organization (CDMO) in the cell and gene therapy field,” commented Chris Xu, Ph.D., Chief Executive Officer of ThermoGenesis. “Our grand opening celebration was attended by several prominent officials from the greater Sacramento area, who helped us to unveil our twelve (12) new, ISO class-7 ReadyStart cGMP cleanroom suites and IncuStart Wet Labs. This all-encompassing CDMO facility will provide a flexible option, enabling companies to achieve their anticipated milestones faster and more efficiently. Additionally, the ability to leverage ThermoGenesis’ strong expertise in regulatory affairs and product commercialization will help accelerate the development of our customers’ products, allowing them to focus on their science, while ThermoGenesis will manage the regulatory and quality compliance requirements associated with running a cGMP facility.”

Financial Results for the Third Quarter Ended September 30, 2023

Net revenues for the three months ended September 30, 2023, were $2,194,000, compared to $2,115,000 for the quarter ended September 30, 2022. The increase was driven by additional AXP disposable sales in the quarter ended September 30, 2023.

Gross profit was $395,000 or 18% of net revenues for the three months ended September 30, 2023, compared to $437,000 or 21% of net revenues for three months ended September 30, 2022. The decrease was driven by excess manufacturing charges incurred as a result of reallocating resources to the completion of the Company’s CDMO facility in the third quarter of 2023.

Selling, general and administrative expenses were $1,686,000 for the three months ended September 30, 2023, compared to $1,982,000 for the three months ended September 30, 2022, a decrease of $296,000 or 15%. The decrease was driven primarily by lower employee benefit expenses and lower investor relations expenses.

Research and development expenses were $266,000 for the three months ended September 30, 2023, as compared to $470,000 for the three months ended September 30, 2022, a decrease of $204,000 or 43%. The decrease was primarily due to lower project expenses and personnel expenses during the quarter.

Interest expense for the three months ended September 30, 2023, was $2,118,000 compared to $1,391,000, for the three months ended September 30, 2022, an increase of $727,000. The increase was driven by additional amortization expense in the three months ended September 30, 2023 as compared to the same period in 2022.

Net loss attributable to common stockholders was $3,615,000 for the three months ended September 30, 2023, or $(1.44) per share, based on 2,503,631 weighted average basic and diluted common shares outstanding. This compares to a net loss attributable to common stockholders of $3,240,000, or $(4.66) per share, based on 694,795 weighted average basic and diluted common shares outstanding for the three months ended September 30, 2022.

At September 30, 2023, the Company had cash and cash equivalents totaling $4,018,000, compared with cash and cash equivalents of $4,177,000 at December 31, 2022.

Conference Call and Webcast Information

ThermoGenesis will host a conference call today at 1:30 p.m. PT/4:30 p.m. ET. To participate in the conference call, please dial 1-844-889-4331 (domestic), 1-412-380-7406 (international) or 1-866-605-3852 (Canada). To access a live webcast of the call, please visit: https://thermogenesis.com/investors/news-and-events/events-webcasts.

A webcast replay will also be available on ThermoGenesis’ website for three months. To access the replay, please visit: https://thermogenesis.com/investors/news-and-events/events-webcasts.

About ThermoGenesis Holdings, Inc.

Since its inception over 35 years ago, ThermoGenesis Holdings, Inc. has become a leading developer and marketer of a range of commercialized, automated technologies for CAR-T and other cell-based therapies, clinical biobanking, point-of-care applications, and automation for immuno-oncology, including its semi-automated, functionally closed CAR-TXpress™ platform, which streamlines the manufacturing process for the emerging CAR-T immunotherapy market. The Company has recently shifted its focus to the research, development, and manufacturing of immunotherapies and regenerative medicine solutions, with the goal of becoming a high-performance, integrated contract development and manufacturing organization (CDMO), specializing in cell and gene therapy For more information about ThermoGenesis, please visit: www.thermogenesis.com.

For more information about the new ReadyStart and IncuStart facility please visit: www.readystartcleanrooms.com and www.incustartwetlabs.com

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained herein. When used in this press release, the words "anticipate," "believe," "estimate," "expect" and similar expressions as they relate to the Company or its management are intended to identify such forward-looking statements. Actual results, performance or achievements could differ materially from the results expressed in or implied by these forward-looking statements. Readers should be aware of important factors that, in some cases, have affected, and in the future could affect, actual results to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. These factors include without limitation, the ability to obtain capital and other financing in the amounts and at the times needed to launch new products and services and grow our CDMO business, market acceptance of new products and services, the nature and timing of regulatory approvals for both new products and existing products for which the Company proposes new claims, realization of forecasted revenues, expenses and income, initiatives by competitors, price pressures, failure to meet FDA regulated requirements governing the Company’s products and operations (including the potential for product recalls associated with such regulations), risks associated with initiating manufacturing for new products, failure to meet Foreign Corrupt Practice Act regulations, legal proceedings, risks associated with expanding into the Company’s planned CDMO business, uncertainty associated with the COVID-19 pandemic and other potential pandemics, and other risk factors listed from time to time in our reports with the Securities and Exchange Commission (“SEC”), including, in particular, those set forth in ThermoGenesis Holdings’ Form 10-K for the year ended December 31, 2022.

Company Contact:
Wendy Samford
916-858-5191
ir@thermogenesis.com

Investor Contact:
Paula Schwartz, Rx Communications
917-322-2216
pschwartz@rxir.com

Financials

ThermoGenesis Holdings, Inc.

Condensed Consolidated Balance Sheets

	September 30, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,018,000	$4,177,000
Accounts receivable, net	368,000	1,865,000
Inventories	1,821,000	3,334,000
Prepaid expenses and other current assets	718,000	1,508,000
Total current assets	6,925,000	10,884,000

Inventories, non-current	772,000	1,003,000
Equipment and leasehold improvements, net	2,523,000	1,254,000
Right-of-use operating lease assets, net	190,000	372,000
Right-of-use operating lease assets – related party, net	3,213,000	3,550,000
Goodwill	781,000	781,000
Intangible assets, net	1,262,000	1,286,000
Other assets	255,000	256,000
Total assets	$15,921,000	$19,386,000

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$591,000	$820,000
Other current liabilities	8,299,000	10,689,000
Total current liabilities	8,890,000	11,509,000

Long-term liabilities	3,768,000	4,554,000

Total equity	3,263,000	3,323,000

Total liabilities and equity	$15,921,000	$19,386,000

ThermoGenesis Holdings, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net revenues	$2,194,000	$2,115,000	$7,039,000	$7,807,000
Cost of revenues	1,799,000	1,678,000	5,070,000	5,491,000

Gross profit	395,000	437,000	1,969,000	2,316,000

Expenses:
Selling, general and administrative	1,686,000	1,982,000	5,346,000	5,665,000
Research and development	266,000	470,000	955,000	1,317,000

Total operating expenses	1,952,000	2,452,000	6,301,000	6,982,000

Loss from operations	(1,557,000)	(2,015,000)	(4,332,000)	(4,666,000)

Other expenses

Interest expense	(2,118,000)	(1,391,000)	(6,689,000)	(3,572,000)
Other income (expenses)	22,000	3,000	27,000	(1,000)
Loss on retirement of debt	(87,000)	--	(326,000)	--
Total other expense	(2,183,000)	(1,388,000)	(6,988,000)	(3,573,000)

Net loss	(3,740,000)	(3,403,000)	(11,320,000)	(8,239,000)

Loss attributable to noncontrolling interests	(125,000)	(163,000)	(359,000)	(402,000)
Net loss attributable to common stockholders	$(3,615,000)	$(3,240,000)	$(10,961,000)	$(7,837,000)

ThermoGenesis Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended September 30,
	2023	2022

Cash flows from operating activities:	$(1,678,000)	$(6,101,000)

Cash flows from investing activities:	(1,541,000)	(308,000)

Cash flows from financing activities:	3,061,000	3,037,000

Effects of foreign currency rate changes on cash and cash equivalents	(1,000)	(5,000)

Net increase (decrease) in cash, cash equivalents and restricted cash	(159,000)	(3,377,000)

Cash and cash equivalents at beginning of period	4,177,000	7,280,000
Cash and cash equivalents at end of period	$4,018,000	$3,903,000